Exhibit 99.1

Usio Announces Improved Profitability; Fourth Quarter GAAP Earnings of $0.02 per share and Full Year GAAP Earnings of $0.12 per share

Full Year Revenues up in each of ACH & Complementary Services, Card and Output Solutions Business Units

Record Full Year 2024 Dollar Processing Volume of $7.1 Billion, a 33% Increase Compared to Fiscal 2023; Transactions Processed also up a Strong 26% Year-over-Year

Cash Position Increases to Record High of $8.1 Million

SAN ANTONIO, March 26, 2025 (GLOBE NEWSWIRE) – Usio, Inc: (Nasdaq: USIO), a leading FinTech company that operates a full stack of integrated, cloud-based electronic payment and embedded financial solutions, today announced financial results for the fourth quarter and year ended December 31, 2024.

Louis Hoch, Chairman and Chief Executive Officer of Usio, said, “We are delivering on our commitments as profitability improved, cash flow was strong, and revenue grew in each of our ACH & Complementary Services, Card and Output Solutions businesses in both the fourth quarter and full year 2024. We also delivered another year of positive Adjusted EBITDA1. Results were driven across Usio by a 33% increase in total dollar processing volume, which rose to $7.1 billion from $5.3 billion in 2023, while transactions processed reached record levels on 26% year-over-year growth. We attribute this solid revenue performance to our innovative technology and complementary business strategy while the bottom line continues to improve as we implement our disciplined cost control and enhance our results through operating leverage that our business model provides.

“For the quarter, we reported top line growth as well as our third consecutive quarter of positive GAAP net income, approximately $0.6 million, or $0.02 per share. For both the quarter and the year, revenues were up in three of our business units, and in the fourth, prepaid revenues were up when excluding the COVID incentive programs that was essentially wound down in fiscal 2023. Cash flow remains strong, enabling us to bolster our balance sheet, which provides us with resources to support our growth initiatives. In addition, cash flow in 2024 was also used to repurchase $1.4 million of our stock. And, today, the Board reauthorized a new repurchase agreement of $4 million which further illustrates our confidence in the business’ long-term prospects. Together, this is a strong set up for what we believe will be another year of both top line and Adjusted EBITDA1 growth in 2025.

"Momentum continues to accelerate in ACH and complementary services, with revenues up 17% in the quarter and 12% for the year, in large part reflecting success cross-selling ACH into existing Card and Prepaid accounts. Card revenue growth remains solid, up 6% for the quarter and 3% for the year, led by PayFac, where revenues were up 29% in the quarter, and 22% on the year. Output Solutions had a strong fourth quarter, growing revenues a healthy 13%, which drove the business to full year growth after facing headwinds in prior quarters during the year. Total dollars loaded on prepaid cards exceeded $111 million in the fourth quarter, the sixth consecutive quarter of over $100 million in prepaid card loads. Fiscal 2024 revenues comparisons in prepaid continue to reflect last year’s expiration of COVID incentive programs, but we believe that Prepaid should begin to benefit from the over 90 client agreements signed in 2024 and a more concerted focus on recurring revenue, 'evergreen' clients."

Gross profits and margins were down modestly for both the quarter and the year, due primarily to product mix. Selling, general and administrative expenses were up just 3% for the year, reflecting continued strong expense control. The Company closed the 2024 fiscal year with $8.1 million cash on hand compared to year end cash of $7.2 million in 2023. The Company expects this trend of positive cash growth to continue in fiscal 2025.

Mr. Hoch concluded, "In 2024 our various growth initiatives enabled us to regain nearly all of the revenue lost with the planned expiration of large COVID related card programs while improving profitability and further strengthening our financial position. More importantly, we are fully embarking on our new One Usio strategy, better integrating all of our various product offerings so that we approach the market as a unified force with a portfolio of capabilities that can meet our customer’s various electronic payment and associated needs. Already, we are seeing success selling multiple, complementary Usio products to an increasing number of clients who benefit from the synergies and efficiencies that arise from consolidating their relationships. While this has always been one of our competitive advantages, in 2025 we are redoubling our efforts and organizing around this concept to better unlock the inherent value of this strategy. At the same time, we believe we have the infrastructure to support our growth initiatives such that we can expect to see continued improvement in our operating leverage. We believe 2025 will be another year of growth as we create value for our shareholders.”

Fiscal 2025 Guidance

The Company continues to expect strong 14 - 16% growth in revenue in 2025 while also anticipating Adjusted EBITDA1 margins in the 5 - 7% range. Guidance is conditioned on no appreciable deterioration in economic conditions.

Fourth Quarter 2024 Financial Summary

Revenues were $20.6 million for the fourth quarter, up 2% compared to $20.1 million in the same period in 2023.

	Three Months Ended December 31,
	(in millions, except percentages)
	2024	2023	$ Change	% Change

ACH and complementary service revenue	$4.6	$3.9	$0.7	17%
Credit card revenue	7.2	6.9	0.4	6%
Prepaid card services revenue	3.0	4.0	(1.0)	(24)%
Output Solutions revenue	5.1	4.6	0.6	13%
Interest - ACH and complementary services	0.2	0.2	(0.1)	(22)%
Interest - Prepaid card services	0.3	0.5	(0.2)	(41)%
Interest - Output Solutions	0.0	0.0	0.0	73%
Total Revenue	$20.6	$20.1	$0.4	2%

Revenue growth was primarily attributable to 17% growth in our ACH and complementary services revenue, alongside 13% growth in Output solutions, helping offset a 24% decrease in Prepaid revenues associated with the anticipated wind down of COVID incentive programs in 2024. Credit card revenues also saw a 6% increase, due to the success of our PayFac portfolio achieving 29% growth in the quarter, mitigating the continued attrition of our legacy credit card portfolios.

Gross profits were $5.1 million, down 4% from $5.3 million for the in 2023. Gross margins were 24.6% compared to 26.1% in the same period in 2023. Gross margins in the quarter primarily reflect a shift in revenue mix, and a decline in interest revenues versus the prior year period due to the lower interest rates in the period.

The Company had an operating loss of $0.6 million, compared to an operating loss of $0.0 million from the same period in 2023.

Adjusted EBITDA1 was positive $0.5 million in the quarter, down $0.5 million from $1.1 million in the same period in 2023, due primarily to lower gross profit margins, and an 8% increase in SG&A expense.

For the quarter, the Company generated $0.5 million of interest revenue compared to $0.8 million in the year ago quarter.

Net income for the fourth quarter of 2024 was $0.6 million, or $0.02 per share, compared to net income of $0.03 million or $0.00 per share for the same period in 2023. Results in the current quarter primarily by the receipt and recognition of approximately $1.5 million in funds related to the employee retention tax credit made available through the CARES Act, and extended through the American Rescue Plan Act.

During the quarter, the Company repurchased 331,222 shares of its stock at an average price of $1.46 for a total cost of $482,426 as part of its share buyback program.

1 See reconciliation of non-GAAP financial measures below.

Financial Results for Full Year 2024

Revenues for 2024 were $82.9 million, down 1% from $84.1 million for the same period in 2023.

	Year Ended December 31,
	(in millions, except percentages)
	2024	2023	$ Change	% Change

ACH and complementary service revenue	$16.7	$14.9	$1.8	12%
Credit card revenue	29.3	28.5	0.8	3%
Prepaid card services revenue	14.1	18.7	(4.6)	(25)%
Output Solutions revenue	20.6	20.5	0.1	1%
Interest - ACH and complementary services	0.8	0.5	0.3	59%
Interest - Prepaid card services	1.3	0.9	0.4	44%
Interest - Output Solutions	0.2	0.0	0.1	220%
Total Revenue	$82.9	$84.1	$(1.1)	(1)%

The Company experienced strong revenue growth in its ACH and complementary services business segment, seeing an $1.8 million, or 12% increase over 2023. This revenue growth, alongside a 55% increase in aggregate interest revenues, helped to offset the 25% decline in our prepaid card services, as we saw the anticipated wind down of revenues associated with COVID incentive programs in 2024. Strong net new customer and organic growth, specifically in our corporate and commercial card programs, generated over $7 million of revenues in 2024, greatly offsetting the revenues in 2023 associated with those COVID programs. Credit card revenues were also up 3%, with PayFac growing 22% in 2024, mitigating attrition in our legacy credit card lines of business. Revenues associated with our PayFac portfolio now exceed 50% of total credit card processing revenues, and performance associated with our PayFac model is anticipated to become more representative of overall credit card revenue growth. Output Solutions revenues were up 1%, as we fully implemented our new processing equipment through the year in order to position the business unit for continued growth in 2025 due to the increased capacity, efficiency, and speed our new equipment provides.

Gross profit for the year ended December 31, 2024 was $19.6 million, down 2% from $20.1 million in fiscal 2023. Gross margins were 23.7% for the year ended December 31, 2024 compared to 23.9% in fiscal 2023, generally reflecting a shift in business mix over the year.

The Company reported $2.9 million in Adjusted EBITDA1 for the year ended December 31, 2024, a $1.0 million decline versus $3.9 million in 2023, due primarily to slightly lower revenues and gross margin, alongside a 3% increase in SG&A expense in 2024. The Company increased its cash balance by $0.9 million, while utilizing $1.4 million on share repurchases in 2024. The Company significantly improved its net income for the year by $3.8 million to $3.3 million compared to a loss of $0.5 million for fiscal 2023 due to the recognition of an approximate $3.1 million federal tax benefit. The Company reported earnings of $0.12 per share, a significant improvement compared to loss of $(0.02) per share, in fiscal 2023.

Conference Call and Webcast

Usio, Inc.'s management will host a conference call with a live webcast Wednesday, March 26, 2025 at 4:30 pm Eastern time to provide a business update. To listen to the conference call, interested parties within the U.S. should call +1-844-883-3890. International callers should call + 1-412-317-9246. All callers should ask for the Usio conference call. The conference call will also be available through a live webcast, which can be accessed via the company’s website at www.usio.com/invest.

A replay of the call will be available approximately one hour after the end of the call through April 10, 2025. The replay can be accessed via the Company’s website or by dialing +1-877-344-7529 (U.S.) or +1-412-317-0088 (international). The replay conference playback code is 2388192.

About Usio, Inc.

Usio, Inc. (Nasdaq: USIO), is a leading Fintech that operates a full stack of proprietary, cloud-based integrated payment and embedded financial solutions in a single ecosystem to a wide range of merchants, billers, banks, service bureaus and card issuers. The Company operates credit/debit and ACH payment processing platforms, as well as a turn-key card issuing platform to deliver convenient, world-class payment solutions and services to their clients. The company, through its Usio Output Solutions division offers services relating to electronic bill presentment, document composition, document decomposition and printing and mailing services. The strength of the Company lies in its ability to provide tailored solutions for card issuance, payment acceptance, and bill payments as well as its unique technology in the prepaid sector. Usio is headquartered in San Antonio, Texas, and has a development office in Austin, Texas.

Websites: www.usio.com, www.payfacinabox.com, www.akimbocard.com and www.usiooutput.com. Find us on Facebook® and Twitter.

About Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, EBITDA, adjusted EBITDA, and adjusted EBITDA margins, as defined in Regulation G of the Securities and Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP financial measures provides investors with financial measures it uses in the management of its business. The Company defines EBITDA as operating income (loss), before interest, taxes, depreciation and amortization of intangibles. The Company defines adjusted EBITDA as EBITDA, as defined above, plus non-cash stock option costs and certain non-recurring items, such as costs related to acquisitions. These measures may not be comparable to similarly titled measures reported by other companies. Management uses EBITDA, adjusted EBITDA, and adjusted EBITDA margins as indicators of the Company's operating performance and ability to fund acquisitions, capital expenditures and other investments and, in the absence of refinancing options, to repay debt obligations.

In previous periods, the Company reported the non-GAAP financial measure of adjusted operating cash flows, which excluded certain items from operating cash flows to provide a measure of cash generated from its core operations. Beginning with the current reporting period, the Company is no longer presenting adjusted operating cash flows as a non-GAAP financial measure. The decision to discontinue reporting adjusted operating cash flows is due to changes in the presentation of certain assets, specifically the movement of assets held for customers, into the financing activities section of our cash flow statement. As a result of this reclassification, the need for the adjusted operating cash flows measure is no longer required, as the adjustments previously made to exclude these amounts are not necessary.

Management believes EBITDA, adjusted EBITDA, and adjusted EBITDA margins are helpful to investors in evaluating the Company's operating performance because non-cash costs and other items that management believes are not indicative of its results of operations are excluded.

EBITDA, adjusted EBITDA, and adjusted EBITDA margins should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to revenue, or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA, adjusted EBITDA, and adjusted EBITDA margins have limitations as analytical tools and you should not consider these Non-GAAP measures in isolation or as a substitute for analysis of our operating results as reported under GAAP.

1 See reconciliation of non-GAAP financial measures below.

FORWARD-LOOKING STATEMENTS DISCLAIMER

Except for the historical information contained herein, the matters discussed in this release include forward-looking statements which are covered by safe harbors. Those statements include, but may not be limited to, all statements regarding management's intent, belief and expectations, such as statements concerning our future and our operating and growth strategy. These forward-looking statements are identified by the use of words such as "believe," "could," "should," "intend," "look forward," "anticipate," "schedule,” and "expect" among others. Forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the Company's business that could cause actual results to vary, including such risks related to an economic downturn, the realization of opportunities from the IMS acquisition, the management of the Company's growth, the loss of key resellers, the relationships with the Automated Clearinghouse network, bank sponsors, third-party card processing providers and merchants, the security of our software, hardware and information, the volatility of the stock price, the need to obtain additional financing, risks associated with new legislation, and compliance with complex federal, state and local laws and regulations, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission including its annual report on Form 10-K for the fiscal year ended December 31, 2024. One or more of these factors have affected, and in the future, could affect the Company’s businesses and financial results in the future and could cause actual results to differ materially from plans and projections. The Company believes that the assumptions underlying the forward-looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the objectives and plans will be achieved. All forward-looking statements made in this release are based on information presently available to management. The Company assumes no obligation to update any forward-looking statements, except as required by law.

Contact:

Paul Manley

Senior Vice President, Investor Relations

Paul.Manley@usio.com

612-834-1804

USIO, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$8,056,891	$7,155,687
Accounts receivable	5,053,639	5,564,138
Accounts receivable, tax credit	1,494,612	—
Settlement processing assets	47,104,006	44,899,603
Prepaid card load assets	25,648,688	31,578,973
Customer deposits	1,918,805	1,865,731
Inventory	403,796	422,808
Prepaid expenses and other	585,500	444,071
Current assets before merchant reserves	90,265,937	91,931,011
Merchant reserves	4,890,101	5,310,095
Total current assets	95,156,038	97,241,106

Property and equipment, net	3,194,818	3,660,092

Other assets:
Intangibles, net	881,346	1,753,333
Deferred tax asset	4,580,440	1,504,000
Operating lease right-of-use assets	3,037,928	2,420,782
Other assets	357,877	355,357
Total other assets	8,857,591	6,033,472

Total Assets	$107,208,447	$106,934,670

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,256,819	$1,031,141
Accrued expenses	3,366,925	3,801,278
Operating lease liabilities, current portion	612,680	633,616
Equipment loan, current portion	147,581	107,270
Settlement processing obligations	47,104,006	44,899,603
Prepaid card load liabilities	25,648,688	31,578,973
Customer deposits	1,918,805	1,865,731
Current liabilities before merchant reserve obligations	80,055,504	83,917,612
Merchant reserve obligations	4,890,101	5,310,095
Total current liabilities	84,945,605	89,227,707

Non-current liabilities:
Equipment loan, non-current portion	571,862	718,980
Operating lease liabilities, non-current portion	2,534,017	1,919,144
Total liabilities	88,051,484	91,865,831

Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; -0- shares issued and outstanding in 2024 and 2023	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized; 29,902,415 and 28,671,606 issued and 26,609,651 and 26,332,523 outstanding in 2024 and 2023 (see Note 12)	198,317	197,087
Additional paid-in capital	99,676,457	97,479,830
Treasury stock, at cost; 3,292,764 and 2,339,083 shares in 2024 and 2023 (see Note 12)	(5,770,592)	(4,362,150)
Deferred compensation	(6,914,563)	(6,907,775)
Accumulated deficit	(68,032,656)	(71,338,153)
Total stockholders' equity	19,156,963	15,068,839

Total Liabilities and Stockholders' Equity	$107,208,447	$106,934,670

USIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended (unaudited)		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenues	$20,560,088	$20,130,642	$82,931,840	$84,066,245
Cost of services	15,495,310	14,871,207	63,317,396	63,992,417
Gross profit	5,064,778	5,259,435	19,614,444	20,073,828

Selling, general and administrative:
Stock-based compensation	564,300	545,711	2,093,406	2,222,969
Other expenses	4,547,694	4,195,580	16,728,081	16,216,690
Depreciation and Amortization	555,581	521,932	2,263,302	2,081,533
Total operating expenses	5,667,575	5,263,223	21,084,789	20,521,192

Operating loss	(602,797)	(3,788)	(1,470,345)	(447,364)

Other income:
Interest income	116,558	103,337	464,746	219,986
Other income	1,476,272	—	1,737,685	50,000
Interest expense	(12,267)	(3,614)	(53,802)	(5,202)
Other income, net	1,580,563	99,723	2,148,629	264,784

Income (loss) before income taxes	977,766	95,935	678,284	(182,580)

Federal income tax expense (benefit)	109,613	—	(3,076,440)	—
State income tax expense	239,227	70,000	449,227	292,524
Income tax expense (benefit)	348,840	70,000	(2,627,213)	292,524

Net Income (Loss)	$628,926	$25,935	$3,305,497	$(475,104)

Earnings (Loss) Per Share
Basic income (loss) per common share:	$0.02	$0.00	$0.12	$(0.02)
Diluted income (loss) per common share:	$0.02	$0.00	$0.12	$(0.02)
Weighted average common shares outstanding
Basic	27,162,675	26,503,251	26,852,129	26,490,868
Diluted	27,162,675	26,503,251	26,852,129	26,490,868

USIO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31, 2024	December 31, 2023
Operating Activities
Net income (loss)	$3,305,497	$(475,104)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation	1,391,315	1,209,506
Amortization	871,987	872,027
Loss on disposal of equipment	18,340	—
Deferred federal income tax	(3,076,440)	—
Employee stock-based compensation	2,093,406	2,190,369
Vendor stock-based compensation	—	32,600
Non-cash revenue from return of treasury stock	—	(156,162)
Changes in operating assets and liabilities:
Accounts receivable	510,499	(1,192,498)
Accounts receivable, tax credit	(1,494,612)	—
Prepaid expenses and other	(141,429)	6,318
Operating lease right-to-use assets	(617,146)	374,701
Other assets	(2,520)	—
Inventory	19,012	84,547
Accounts payable and accrued expenses	(208,675)	252,689
Operating lease liabilities	593,937	(403,506)
Merchant reserves	(419,994)	400,594
Customer deposits	53,074	311,609
Net cash provided by operating activities	2,896,251	3,507,690

Investing Activities
Purchases of property and equipment	(991,881)	(834,964)
Sale of equipment	47,500	—
Net cash used by investing activities	(944,381)	(834,964)

Financing Activities
Payments on equipment loan	(106,807)	(56,992)
Proceeds from issuance of common stock	97,663	—
Purchases of treasury stock	(1,408,442)	(456,961)
Assets held for customers	(3,725,882)	6,570,747
Net cash provided (used) by financing activities	(5,143,468)	6,056,794

Change in cash, cash equivalents, customer deposits and merchant reserves	(3,191,598)	8,729,520
Cash, cash equivalents, customer deposits and merchant reserves, beginning of year	90,810,089	82,080,569

Cash, Cash Equivalents, Settlement Processing Assets, Prepaid Card Load Assets, Customer Deposits and Merchant Reserves, End of Year	$87,618,491	$90,810,089

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$53,802	$5,202
Income taxes	290,144	116,204
Non-cash operating activities:
Right of use assets obtained in exchange for operating lease liabilities	$1,156,543	$-
Non-cash investing and financing activities:
Issuance of deferred stock compensation	$1,497,300	$2,650,505
Non-cash transaction for acquisition of equipment in exchange for note payable	—	811,819

USIO, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock		Additional Paid- In	Treasury	Deferred	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Stock	Compensation	Deficit	Equity

Balance at December 31, 2022	27,044,900	$195,471	$94,048,603	$(3,749,027)	$(5,697,900)	$(70,863,049)	$13,934,098

Issuance of common stock under equity incentive plan	1,731,506	1,731	3,619,315	—	(2,650,505)	—	970,541
Reversal of deferred compensation amortization that did not vest	(115,000)	(115)	(188,088)	—	103,091	—	(85,112)
Deferred compensation amortization	—	—	—	—	1,337,539	—	1,337,539
Non-cash return of treasury stock	—	—	—	(156,162)	—	—	(156,162)
Purchase of treasury stock	—	—	—	(456,961)	—	—	(456,961)
Net loss	—	—	—	—	—	(475,104)	(475,104)

Balance at December 31, 2023	28,661,406	$197,087	$97,479,830	$(4,362,150)	$(6,907,775)	$(71,338,153)	$15,068,839

Issuance of common stock under equity incentive plan	1,189,050	1,178	2,130,336	—	(1,497,300)	—	634,214
Issuance of common stock under employee stock purchase plan	66,959	67	97,596	—	—	—	97,663
Reversal of deferred compensation amortization that did not vest	(15,000)	(15)	(31,305)	—	31,320	—	—
Deferred compensation amortization	—	—	—	—	1,459,192	—	1,459,192
Purchase of treasury stock	—	—	—	(1,408,442)	—	—	(1,408,442)
Net income	—	—	—	—	—	3,305,497	3,305,497

Balance at December 31, 2024	29,902,415	$198,317	$99,676,457	$(5,770,592)	$(6,914,563)	$(68,032,656)	$19,156,963

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended (unaudited)		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Reconciliation from Operating Income/(Loss) to Adjusted EBITDA:
Operating income (loss)	$(602,797)	$(3,788)	$(1,470,345)	$(447,364)
Depreciation and amortization	555,581	521,932	2,263,302	2,081,533
EBITDA	(47,216)	518,144	792,957	1,634,169
Non-cash stock-based compensation expense, net	564,300	545,711	2,093,406	2,222,969
Adjusted EBITDA	$517,084	$1,063,855	$2,886,363	$3,857,138

Calculation of Adjusted EBITDA margins:
Revenues	$20,560,088	$20,130,642	$82,931,840	$84,066,245
Adjusted EBITDA	517,084	1,063,855	2,886,363	3,857,138
Adjusted EBITDA margins	2.5%	5.3%	3.5%	4.6%